Exhibit 99.1

650 FIFTH AVENUE NEW YORK, NY 100196108

John Tietjen	Rich Tauberman
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	rtauberman@mww.com
212.757.8035	201.964.2408
FOR IMMEDIATE RELEASE
Sterling Bancorp Reports First Quarter 2006 Earnings Per Share of $0.33
Loan and Deposit Growth Remained Strong
New York, NY, May 4, 2006 – Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today reported its financial results for the quarter ended March 31, 2006.
First Quarter 2006 Highlights:
▪	Net income increased by 11.7% year-over-year to $6.4 million

▪	Diluted earnings per share increased to $0.33 from $0.29 in the first quarter of 2005

▪	Period end loans increased 12.2% from March 31, 2005

▪	Interest income rose 14.6% year-over-year to $30.0 million

▪	Return on average tangible equity increased to 21.27%
“In the first quarter of 2006, Sterling delivered solid year-over-year growth in our loan portfolios, deposits and interest income and continued to build a stronger balance sheet,” said Louis J. Cappelli, Chairman and Chief Executive Officer. “The current interest rate environment, rapidly rising cost of funding and flattened yield curve are impacting Sterling and the entire banking sector. It is essential to be proactive in responding to the changing marketplace and circumstances, and we believe the actions we are taking will position us for future growth.”
“Early in the second quarter we completed the acquisition of PL Services, a leading provider of credit and accounts receivable management services to the staffing industry, which expands our commercial lending portfolio and enhances cross-selling opportunities. We have also applied to add a Sterling branch at their headquarters in Woodbury, Long Island,” added Mr. Cappelli. “Further expanding our franchise in the New York region, we recently announced the planned opening of our newest branch in Jamaica Queens, directly across the street from the Queens County Court House, which will bring our unique combination of high-touch, high-tech banking to this vibrant community of businesses and legal professional groups.”

First Quarter 2006 Financial Results
Net Income
Net income for the first quarter of 2006 was $6.4 million, an 11.7% increase from $5.8 million in the first quarter of 2005. Net income was favorably impacted by a $5.3 million lower provision for income taxes which is discussed further below. Diluted earnings per share grew to $0.33 from $0.29 in the first quarter of last year (adjusted to reflect a 5% stock dividend effected in December 2005).
Net income also benefited from continued growth in interest income. Increases in interest and noninterest expenses along with a decrease in noninterest income had a negative impact on net income.
Net Interest Income
In the first quarter of 2006, net interest income, on a tax-equivalent basis, was $20.5 million compared to $20.7 million in the first quarter of 2005. Net interest income was impacted by the flattening yield curve and growth in interest-bearing deposits which more than offset increases in average loans and the higher interest rate environment. As rates continue to rise in an intensely competitive marketplace, depositors are migrating from demand to interest-bearing deposits, which is increasing the cost of deposits. The flattening of the yield curve and the rise in short term rates have caused the costs for deposits and borrowing to increase faster than the yield on earning assets. Net interest margin for the first quarter of 2006, on a tax-equivalent basis, was 4.58%, compared to 4.91% for the first quarter of 2005.
Loans
Period end loans increased 12.2% from March 31, 2005, with significant segments of Sterling’s loan portfolio showing an increase.
Demand Deposits
Period end demand deposits grew to $483 million from $469 million at March 31, 2005. As of March 31, 2006, demand deposits were 34.2% of total deposits, continuing Sterling’s tradition of maintaining one of the highest ratios of demand to total deposits in the industry.
Cost of Funds
In the first quarter of 2006, the total interest expense was $9.8 million compared to $5.7 million in the first quarter of 2005. The increase was driven by higher average interest-bearing deposits which increased to $975.8 million for the first quarter of 2006, compared to $894.2 million in the first quarter of 2005, along with the higher interest rate environment in 2006.
The average rate paid on interest-bearing funds was 3.07% for the first quarter of 2006, compared to 1.95% for the first quarter of 2005, reflecting the higher interest rate environment of 2006.

Noninterest Income and Noninterest Expenses
For the first quarter of 2006, noninterest income was $5.9 million compared to $8.0 million for the first quarter of 2005. Excluding the impact of security loss/gain for the relevant periods, non-interest income for the first quarter of 2006 was $6.3 million compared to $7.8 million for the first quarter of 2005. The Company achieved an increase of 5.4% in closed residential mortgage loan volume in the first quarter of 2006. This benefit to mortgage banking income was more than offset by the continued yield compression in the secondary mortgage market for loans. These results reflect conditions that are impacting the entire industry. Sterling’s seasoned mortgage banking team has worked through multiple industry cycles and responded to the current marketplace conditions by changing the mix and pricing of its products along with instituting a number of operational efficiencies and expense reductions. The Company has seen improvement in secondary market pricing for recent sales.
The Company experienced increases in customer-related service charges and fees during the first quarter of 2006. Additionally, to partially fund the acquisition of PL Services, the Company sold lower yielding securities at a loss during the first quarter. The acquisition of PL Services will result in the addition of higher yielding loans to the Company’s balance sheet.
Noninterest expenses for the quarter ended March 31, 2006 were $19.4 million, compared to $17.0 million in the corresponding period of 2005. The increase was primarily due to higher expenses for employee benefits related to the timing of the recognition of payroll taxes and life insurance costs along with higher professional fees related to compliance efforts.
Provision for Income Taxes
The provision for income taxes for the quarter ended March 31, 2006 was a credit of $2.2 million as compared to an expense of $3.1 million for the first quarter of 2005. During the 2006 quarter, the Company resolved certain past tax issues and based on management’s review of required reserves with outside professionals reduced state and local tax reserves by $3.7 million. The remaining portion of the decrease in the provision was due to a lower level of pre-tax income.
Asset Quality
As of March 31, 2005, nonperforming assets were $5.6 million, representing 0.29% of total assets.
The provision for loan losses for the first quarter of 2006 was $2.6 million, virtually unchanged from $2.6 million for the first quarter of 2005. The allowance for loan losses as a percentage of loans held in portfolio was 1.51% as of March 31, 2006.

Dividend
On March 31, 2006, Sterling paid a cash dividend of $0.19 per common share to shareholders of record as of March 15, 2006. The Company has distributed cash dividends for 241 consecutive quarters.
Conference Call
Sterling Bancorp will host a teleconference call for the financial community on Thursday, May 4, 2006 at 10:00 AM Eastern Time to discuss the first quarter 2006 financial results. The public is invited to listen to this conference call by dialing 866-802-4324 at least 10 minutes prior to the call and entering passcode 897358.
A replay of the conference call will be available beginning at 1:00 PM Eastern Time on Thursday, May 4, 2006 until 11:59 PM Eastern Time on Thursday, May 11, 2006. The public is invited to listen to this conference call by dialing 888-266-2081 and entering passcode 897358.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.9 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.
This press release contains statements, including but not limited to, statements concerning future growth, enhanced cross-selling opportunities, future revenues, results of operations or financial position, and plans and objectives for future operations, and other statements regarding matters that are not historical facts, that are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
- tables to follow-

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
OPERATING HIGHLIGHTS
Interest income	$30,041	$26,204
Interest expense	9,776	5,702
Provision for loan losses	2,565	2,648
Noninterest income	5,883	7,996
Noninterest expenses	19,368	16,976
Net income	6,440	5,767

Earnings per common share:
Basic	0.34	0.30
Diluted	0.33	0.29
Cash dividends declared	0.19	0.18
Common shares outstanding:
Period end	18,765	18,292
Average Basic	18,783	19,164
Average Diluted	19,346	19,820
Return on average assets	1.33%	1.26%
Return on average tangible equity (1)	21.27%	18.51%
Return on average stated equity (2)	18.14%	15.85%
Net interest spread, tax-equivalent basis	3.78%	4.37%
Net interest margin, tax-equivalent basis	4.58%	4.91%

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$2,677	$2,195

Nonperforming loans	4,348	3,357
Other real estate owned	1,298	534
Nonperforming assets	5,646	3,891

Nonperforming loans/loans (3)	0.39%	0.33%
Nonperforming assets/assets	0.29%	0.20%
Allowance for loan losses/loans (4)	1.51%	1.72%
Allowance for loan losses/ nonperforming loans	377.30%	499.91%

(1)	Average tangible equity represents average shareholders’ equity less average goodwill.

(2)	Average stated equity is equal to average shareholders’ equity.

(3)	The term “loans” includes loans held for sale and loans held in portfolio.

(4)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
BALANCE SHEET HIGHLIGHTS
Period End Balances
Security investments	$668,130	$706,556
Loans held for sale	36,921	26,615
Loans held in portfolio, net of unearned discount	1,088,347	976,608
Total earning assets	1,795,045	1,748,868
Allowance for loan losses	16,405	16,782
Total assets	1,945,971	1,901,252

Demand deposits	483,001	468,714
Savings, NOW and money market deposits	404,914	432,576
Time deposits	525,093	487,293
Customer repurchase agreements	63,179	82,981
Shareholders’ equity	148,327	149,508

Average Balances
Security investments	$708,699	$692,634
Loans held for sale	50,713	37,990
Loans held in portfolio, net of unearned discount	1,038,792	955,056
Total earning assets	1,804,860	1,706,616
Allowance for loan losses	17,236	17,246
Total assets	1,965,305	1,854,681

Demand deposits	441,765	436,509
Savings, NOW and money market deposits	450,005	397,755
Time deposits	525,779	496,473
Customer repurchase agreements	80,065	85,763
Shareholders’ equity	143,966	147,545

Capital Ratios
Tier 1 risk based	12.53%	13.56%
Total risk based	13.78%	14.81%
Leverage	8.15%	8.60%

Book value per common share	$7.90	$8.17

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	March 31,
	2006	2005
ASSETS
Cash and due from banks	$53,312	$66,569
Interest-bearing deposits with other banks	1,647	4,089
Federal Funds Sold	0	35,000
Investment securities
Available for sale (at estimated market value)	170,964	219,105
Held to maturity (at cost)	497,166	487,451

Total investment securities	668,130	706,556

Loans held for sale	36,921	26,615

Loans held in portfolio, net of unearned discounts	1,088,347	976,608
Less allowance for loan losses	16,405	16,782

Loans, net	1,071,942	959,826

Customers’ liability under acceptances	160	807
Goodwill	21,158	21,158
Premises and equipment, net	10,696	10,727
Other real estate	1,298	534
Accrued interest receivable	5,641	5,987
Bank owned life insurance	27,185	26,803
Other assets	47,881	36,581

	$1,945,971	$1,901,252

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$483,001	$468,714
Savings, NOW and money market	404,914	432,576
Time	525,093	487,293

Total deposits	1,413,008	1,388,583

Securities sold under agreements to repurchase — customers	63,179	82,981
Securities sold under agreements to repurchase — dealers	68,592	43,697
Commercial paper	43,092	38,810
Short-term borrowings — FHLB	55,900	0
Short-term borrowings — other	104	387
Long-term borrowings — FHLB	50,000	90,000
Long-term borrowings — subordinated debentures	25,774	25,774
Acceptances outstanding	160	807
Accrued expenses and other liabilities	77,835	80,705

Total liabilities	1,797,644	1,751,744

Shareholders’ equity	148,327	149,508

	$1,945,971	$1,901,252

MEMORANDA
Available for sale securities — amortized cost	$176,774	$222,495
Held to maturity securities — estimated market value	482,434	481,616
Shares outstanding
Common issued	21,085,665	20,850,002
Common in treasury	2,320,242	1,652,567

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
INTEREST INCOME
Loans	$22,025	$18,376
Investment securities — available for sale	2,202	2,502
Investment securities — held to maturity	5,744	5,210
Federal funds sold	40	110
Deposits with other banks	30	6

Total interest income	30,041	26,204

INTEREST EXPENSE
Savings, NOW and money market deposits	1,783	629
Time deposits	4,461	2,822
Securities sold u/a/r — customers	695	337
Securities sold u/a/r — dealers	984	249
Federal funds purchased	135	21
Commercial paper	405	160
Short-term borrowings — FHLB	193	0
Short-term borrowings — other	11	5
Long-term borrowings — FHLB	586	956
Long-term subordinated debentures	523	523

Total interest expense	9,776	5,702

Net interest income	20,265	20,502
Provision for loan losses	2,565	2,648

Net interest income after provision for loan losses	17,700	17,854

NONINTEREST INCOME
Customer related service charges and fees	3,640	3,401
Mortgage banking income	2,216	3,876
Trust fees	152	172
Bank owned life insurance income	220	250
Securities (losses)/gains	(459)	197
Other income	114	100

Total noninterest income	5,883	7,996

NONINTEREST EXPENSES
Salaries	8,306	8,157
Employee benefits	2,956	1,750

Total personnel expense	11,262	9,907
Occupancy and equipment expenses, net	2,316	2,079
Advertising and marketing	1,034	1,116
Professional fees	1,924	1,531
Communications	432	383
Other expenses	2,400	1,960

Total noninterest expenses	19,368	16,976

Income before income taxes	4,215	8,874
Provision for income taxes	(2,225)	3,107

Net income	$6,440	$5,767

Average number of common shares outstanding
Basic	18,783,299	19,163,777
Diluted	19,345,614	19,820,240
Earnings per average common share
Basic	$0.34	$0.30
Diluted	0.33	0.29
Dividends per common share	0.19	0.18

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2006	2005
Net income	$6,440	$5,767

Other comprehensive income, net of tax:
Unrealized holding (losses)/gains arising during the period	(1,234)	(2,236)
Less:
Reclassification adjustment for losses/ (gains) included in net income	252	(107)

Comprehensive income	$5,458	$3,424

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2006	2005
Balance, at beginning of period	$147,588	$148,704
Net income for period	6,440	5,767
Common shares issued under stock incentive plan and related tax benefits	554	1,017
Purchase of common shares for treasury	(1,526)	0
Cash dividends-Common shares	(3,563)	(3,459)
Surrender of shares issued under incentive compensation plan	(206)	(249)
Amortization of unearned compensation	22	71
Change in net unrealized holding (losses)/gains on available for sale securities	(1,234)	(2,236)
Reclassification adjustment for losses/(gains) included in net income	252	(107)

Balance, at end of period	$148,327	$149,508

STERLING BANCORP
            Average Balance Sheets       [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	March 31, 2006			March 31, 2005
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$3,045	$30	2.47%	$2,380	$6	1.05%

Investment securities — available for sale	170,540	1,886	4.44	204,234	2,214	4.34
Investment securities — held to maturity	506,443	5,744	4.54	461,968	5,210	4.51
Investment securities — tax exempt [2]	31,716	520	6.64	26,432	470	7.21

Total investment securities	708,699	8,150	4.61	692,634	7,894	4.56
Federal funds sold	3,611	40	4.43	18,556	110	2.37
Loans, net of unearned discount [3]	1,089,505	22,025	8.42	993,046	18,376	7.72

Total Interest-Earning Assets [2]	1,804,860	30,245	6.85%	1,706,616	26,386	6.32%

Cash and due from banks	65,277			64,038
Allowance for loan losses	(17,236)			(17,246)
Goodwill	21,158			21,158
Other	91,246			80,115

Total Assets	$1,965,305			$1,854,681

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$25,697	26	0.41%	$29,034	25	0.35%
NOW	182,512	735	1.63	142,205	194	0.55
Money market	241,796	1,022	1.71	226,516	410	0.73
Time	522,755	4,453	3.45	493,471	2,814	2.31
Foreign
Time	3,024	8	1.09	3,002	8	1.09

Total Interest-Bearing Deposits	975,784	6,244	2.60	894,228	3,451	1.57

Borrowings
Securities sold u/a/r - customers	80,065	695	3.52	85,763	337	1.59
Securities sold u/a/r - dealers	86,818	984	4.60	38,461	249	2.62
Federal funds purchased	12,281	135	4.46	3,336	21	2.53
Commercial paper	42,141	405	3.89	35,603	160	1.82
Short-term borrowings - FHLB	16,946	193	4.62	0	0	0.00
Short-term borrowings - other	913	11	4.63	775	5	2.62
Long-term borrowings - FHLB	51,889	586	4.52	96,778	956	3.95
Long-term borrowings - sub debt	25,774	523	8.38	25,774	523	8.38

Total Borrowings	316,827	3,532	4.51	286,490	2,251	3.16

Total Interest-Bearing Liabilities	1,292,611	9,776	3.07%	1,180,718	5,702	1.95%

Noninterest-bearing demand deposits	441,765			436,509
Other liabilities	86,963			89,909

Total Liabilities	1,821,339			1,707,136
Shareholders’ equity	143,966			147,545

Total Liabilities and Shareholders’ Equity	$1,965,305			$1,854,681

Net interest income/spread [2]		20,469	3.78%		20,684	4.37%

Net yield on interest-earning assets			4.58%			4.91%

Less: Tax-equivalent adjustment		204			182

Net interest income		$20,265			$20,502

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP AND SUBSIDIARIES
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	March 31, 2006
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$5	$19	$24

Investment securities — available for sale	(376)	48	(328)
Investment securities — held to maturity	500	34	534
Investment securities — tax exempt	89	(39)	50

Total investment securities	213	43	256

Federal funds sold	(124)	54	(70)
Loans, net of unearned discounts [3]	1,887	1,762	3,649

TOTAL INTEREST INCOME	$1,981	$1,878	$3,859

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(3)	$4	$1
NOW	69	472	541
Money market	30	582	612
Time	176	1,463	1,639
Foreign
Time	0	0	0

Total interest-bearing deposits	272	2,521	2,793

Borrowings
Securities sold under agreements to repurchase — customers	(23)	381	358
Securities sold under agreements to repurchase — dealers	459	276	735
Federal funds purchased	89	25	114
Commercial paper	34	211	245
Short-term borrowings — FHLB	193	0	193
Short-term borrowings — other	1	5	6
Long-term borrowings — FHLB	(490)	120	(370)
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	263	1,018	1,281

TOTAL INTEREST EXPENSE	$535	$3,539	$4,074

NET INTEREST INCOME	$1,446	$(1,661)	$(215)

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.